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EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-    ) pertaining to the Online Resources & Communications
Corporation Employee Stock Purchase Plan for the registration of 400,000 shares of its common stock, of our reports dated February 10, 2000, included in its Form 10-K/A for the year ended December 31, 1999 and related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


McLean, Virginia
June 29, 2000